Exhibit 99

NOVASTAR DECLARES Q4 DIVIDEND OF $1.40 ON COMMON SHARES

KANSAS CITY, MO., December 14, 2005 – NovaStar Financial, Inc. (NYSE: NFI), a residential mortgage lender and portfolio investor, announced that its Board of Directors declared a quarterly cash dividend of $1.40 per common share. The dividend is payable on January 13, 2006 to shareholders of record at the close of business on December 30, 2005.

About NovaStar

NovaStar Financial, Inc. (NYSE: NFI) is one of the nation’s leading lenders and investors in residential mortgages. The company specializes in single-family, nonconforming mortgages, involving borrowers whose loan size, credit details or other circumstances fall outside conventional mortgage agency guidelines. A Real Estate Investment Trust (REIT) founded in 1996, NovaStar efficiently brings together the capital markets, a nationwide network of mortgage brokers and American families financing their homes. NovaStar is headquartered in Kansas City, Missouri, and has lending operations nationwide.

For more information, please reference our website at www.novastarmortgage.com.

Investor Relations Contact

Jeffrey A. Gentle

816.237.7424